UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2018

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Savara Inc. (the “Company”), the Board approved target bonus amounts for each of the Company’s executive officers for the year ended December 31, 2019 as follows:

Executive Officer	Title	Target Bonus	% of Base Salary
Rob Neville	Chief Executive Officer	$273,000	50%
Taneli Jouhikainen	President and Chief Operating Officer	$273,000	50%
Dave Lowrance	Chief Financial Officer	$151,840	40%

Actual bonus amounts paid to the executive officers may be more or less than the target bonus amounts. The total bonus payment amounts will be based on the achievement of certain performance goals, and the Board has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below such goals. For Mr. Neville, the achievement of corporate performance measures will represent 100% of his target bonus award. For each of Dr. Jouhikainen and Mr. Lowrance, the achievement of corporate performance measures will represent 25% of the target bonus award, individual performance measures will represent 50% of the target bonus award and 25% of the award is determined at the discretion of the chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2018		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer